Exhibit 16.1

[Deloitte & Touche Letterhead]

September 10, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Cobra Electronics Corporation’s Form 8-K dated September 10, 2003, and have the following comments:

•	We agree with the statements made in paragraphs one through five.
•	We have no basis on which to agree or disagree with the statement made in the sixth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Chicago, Illinois